The amount reported includes an aggregate of 42,840,000 shares of common stock of Noranda Aluminum Holdings Corporation (the “Issuer”) held of record by Apollo Investment Fund VI, L.P. (“Investment Fund VI”) and Noranda Holdings, L.P. (“Holdings LP,” together with Investment Fund VI, the “Apollo Investors”). The amount reported also includes 140,000 shares issuable upon the exercise of outstanding options issued to Apollo Management VI, L.P. (“Management VI”) and Apollo Alternative Assets, L.P. (“Alternative Assets”).

Noranda Holdings LLC (“Holdings LLC”) is the general partner of Holdings LP, and as such has voting and investment power over shares held by Holdings LP. Management VI serves as the manager of Investment Fund VI and of Holdings LLC. AIF VI Management, LLC (“AIF VI LLC”) is the general partner of Management VI, Apollo Management, L.P. (“Apollo Management”) is the sole member and manager of AIF VI LLC, and Apollo Management GP, LLC (“Apollo Management GP”) is the general partner of Apollo Management.

Apollo International Management, L.P. (“AIM LP”) is the managing general partner of Alternative Assets, and Apollo International Management GP, LLC (“International Management GP”) is the general partner of AIM LP. Apollo Management Holdings, L.P. (“AMH”) is the sole member and manager of Apollo Management GP and International Management GP. Apollo Management Holdings GP, LLC (“AMH GP) is the general partner of AMH. Each of Alternative Assets, Holdings LLC, Management VI, AIF VI LLC, Apollo Management, Apollo Management GP, AIM LP, International Management GP, AMH and AMH GP (collectively, the “Apollo Entities”) disclaims beneficial ownership of all shares of the Issuer held by the Apollo Investors or beneficially owned by any of the Apollo Entities, except to the extent of any pecuniary interest therein.

The address of Investment Fund VI, Holdings LP and Holdings LLC is 1 Manhattanville Road, Suite 201, Purchase, New York 10577. The address of Management VI, AIF VI LLC, AMH, AMH GP, Apollo Management, Apollo Management GP, AIM LP and International Management GP is 9 West 57th Street, 43rd Floor, New York, NY 10019. The address of Alternative Assets is c/o Walkers SPV Limited, PO Box 908GT, Walker House, Mary Street, George Town, Grand Cayman, Cayman Islands, B.W.I.

Leon Black, Joshua Harris and Marc Rowan act as the managers and executive officers of AMH GP. Each of Messrs. Black, Harris and Rowan disclaims beneficial ownership of all shares of the Issuer held of record or beneficially owned by any of the Apollo Entities, except to the extent of any pecuniary interest therein. The address of Messrs. Black, Harris and Rowan is c/o Apollo Management, L.P., 9 West 57th Street, New York, New York 10019.